Exhibit 23.6



                   CONSENT OF ALEX. BROWN & SONS INCORPORATED

                  We hereby consent to the reference to our firm and to the inclusion of the copy of our opinion letter as Appendix A in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement filed by Webster Financial Corporation on Form S-4 under the Securities Act of 1933, as amended. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    ALEX. BROWN & SONS INCORPORATED



                                    By:  /s/ Howard J. Loewenberg
                                         -----------------------------
                                         Howard J. Loewenberg
                                         Principal


Baltimore, Maryland
November 5, 1996

                                      E-61